UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2019, Ekso Bionics Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers identified on the signature pages thereto (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Purchasers in a registered direct offering an aggregate of 11,111,116 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase 8,333,337 shares of Common Stock with an exercise price of $0.5402 per share (each, a “Warrant” and collectively, the “Warrants”) at a purchase price of $0.45 for each Share and related Warrant, for aggregate gross proceeds of approximately $5.0 million, and expected proceeds to the Company, net of fees and expenses, of approximately $4.4 million (the “Offering”).  The Warrants will be exercisable six months and one day from the issuance date and will expire five years from the date they initially become exercisable.

The Offering closed on December 20, 2019 (the “Closing”). The Purchase Agreement contains customary representations and warranties of the Company, certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 45 days after the Closing, subject to certain exceptions (including any financing contemplated by the Company’s previously-announced joint venture arrangement with certain investors in China, or the “China JV Arrangement”), and a prohibition on the Company, for a period of one year after the Closing, from effecting or agreeing to (a) any issuance involving securities with a conversion, exercise or exchange price that varies based upon or with the trading price of the Common Stock or that may be reset based on the occurrence of any future event directly or indirectly related to the business of the Company or the market for the Common Stock or (b) any issuance of securities at future determined prices, except that (x) after 45 days from the Closing, the Company may draw down on an at-the-market facility and (y) the Company may enter into any financing contemplated by the China JV Arrangement.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the sole placement agent in connection with the Offering. As compensation for services provided by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% and a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering, or approximately $400,000 and $50,000, respectively, and to issue to certain persons designated by the Placement Agent warrants to purchase shares of Common Stock (each, a “Placement Agent Warrant”) in an amount equal to 7.0% of the aggregate number of shares of Common Stock placed in the Offering, or 777,778 shares in the aggregate, in substantially the same form as the Warrants, except that the Placement Agent Warrants will expire five years from the effective date of the Offering and have an exercise price per share equal to $0.5625. In connection with the Offering, the Company also agreed to pay certain of the Placement Agent’s other expenses in an aggregate amount of $95,000. The Company has also agreed to indemnify the Placement Agent and its affiliates (with right of contribution where indemnification is unavailable) for certain liabilities, including liabilities arising in connection with the Offering.

The Shares, the Warrants, the Placement Agent Warrants and the shares underlying the Warrants and the Placement Agent Warrants are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (No. 333-218517) (the “Registration Statement”), including a base prospectus, which was previously filed with and declared effective by the Securities and Exchange Commission on June 16, 2017, as supplemented by a prospectus supplemented dated December 18, 2019 filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

On December 19, 2019, the Company issued a press release announcing the pricing of the Offering, and on December 20, 2019, the Company issued a press release announcing the closing of the Offering, a copy of each of which is attached hereto as Exhibit 99.1 and 99.2, respectively.

The foregoing description of the Securities Purchase Agreement, the Warrants and the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1, the form of Placement Agent Warrant attached hereto as Exhibit 4.2 and the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 8.01	Other Events.

 On May 24, 2019, the Company issued warrants to purchase up to 6,666,667 shares of Common Stock (the “May 2019 Warrants”) with an exercise price of $2.00 per share. The May 2019 Warrants include a price-based anti-dilution adjustment provision. Accordingly, as a result of the Offering, the exercise price of the May 2019 Warrants will be decreased to a price per share that is equal to the lower of (x) the consideration paid for the securities issued in this offering, or $0.45 per share, and (y) the lowest one-day volume-weighted average price of our Common Stock on the Nasdaq Capital Market as measured each day during the five trading day period starting on December 19, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Snell & Wilmer L.L.P.
5.2	Opinion of Morrison & Foerster LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.2)
99.1	Press Release dated December 19, 2019
99.2	Press Release dated December 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John Glenn
Name:	John Glenn
Title:	Chief Financial Officer

Dated: December 20, 2019